Exhibit 5.1
                               BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
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JOSEPH P. BARATTA                (212) 750-9700       FACSIMILE:  (212) 750-8297
HOWARD J. GOLDSTEIN                                            INFO@BARAGOLD.COM
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LOUIS R. AIDALA                                                       OF COUNSEL
JOAN PALERMO                                                 MARGARET M. STANTON
JOSEPH A. BARATTA*                                                LINDA MARYANOV
                                                            SAMUEL M. GREENFIELD
*  Admitted in NY and NJ


                                January 31, 2005



BrandPartners Group, Inc.
10 Main Street
Rochester, NH  03839

                          Re: BrandPartners Group, Inc.
                          Registration Statement on Form S-2
                          FILE NO.:  333-119782

Ladies and Gentlemen:

We have acted as counsel to BrandPartners Group, Inc., a Delaware corporation (the "Company"), in connection with the Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 1,382,000 shares of the Company's common stock, $0.01 par value (the "Common Stock") as follows:

o 750,000 shares of Common Stock issued under a modification agreement entered into between the Company and Longview Fund LP, a selling security holder (the "Modification Agreement");

o 500,000 shares of Common Stock underlying options issued to a current officer/director of the Company exercisable at$0.53 a share (the "Option Agreement");

o 100,000 shares of Common Stock that may be issued upon exercise of warrants exercisable at $0.75 per share (the "Warrant Agreement"); and

o 32,000 shares of Common Stock that have been issued to a selling security holder in connection with legal services performed.


In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a) The Amended Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of January 25, 2005 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.


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(b)      The Bylaws of the Company, as amended to-date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

(c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of January 25, 2005.

(d) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and Stockholders of the Company relating to the issuance of the Shares, (ii) verifying that the Amended Certificate of Incorporation of the Company is complete and in full force and effect as of the date of this opinion, and (iii) certifying as to certain factual matters including warranties and representations;

(e) A Certificate of Continental Stock Transfer and Trust Company, the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of January 25, 2005;

(f)      The Registration Statement; and

(g)      The Modification, Option and Warrant Agreements.

This opinion is limited to the Federal Law of the United States of America and the General Corporation Law of the State of Delaware including statutory provisions as well as applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that all applicable federal and state securities laws are complied with, it is our opinion that, the Common Stock is duly authorized and validly issued (or will be validly issued when respective options and warrants are exercised), and fully paid and non assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                          Very truly yours,

                                                          BARATTA & GOLDSTEIN


                                                         /S/ BARATTA & GOLDSTEIN
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